Exhibit (a)(3)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            ALLCITY INSURANCE COMPANY
                                       TO
                          LEUCADIA NATIONAL CORPORATION
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON WEDNESDAY, MAY 28, 2003, UNLESS THE OFFER IS EXTENDED.
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           This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the "Common Stock"), of Allcity Insurance Company, a New York corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the section "THE TENDER OFFER - 1. Terms of the Offer; Expiration Date" of the Offer to Purchase dated April 29, 2003 (the "Offer to Purchase")), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section of the Offer to Purchase titled "THE TENDER OFFER - 3. Procedures for Accepting the Offer and Tendering Shares."

                        The Depositary for the Offer is:

                     American Stock Transfer & Trust Company

                      By Mail, Hand, or Overnight Delivery:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038


                           By Facsimile Transmissions:
                        (for Eligible Institutions only)

                                 (718) 234-5001

                              Confirm Facsimile By
                                   Telephone:

                        (800) 937-5449 or (212) 936-5100

           DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

           This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

           The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Common Stock to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

           The undersigned hereby tenders to Leucadia National Corporation, a New York corporation ("Leucadia"), upon the terms and subject to the conditions set forth in Leucadia's Offer to Purchase, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock set forth below pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase titled "THE TENDER OFFER - 3. Procedures for Accepting the Offer and Tendering Shares."

----------------------------------------- --------------------------------------
Number of shares of Common Stock:
                                 --------- Name(s) of Record Holder(s):
                                                                       ---------

                                           -------------------------------------

                                           -------------------------------------
                                                                  PLEASE PRINT
Certificate Nos. (if available):
                                           Address(es):
                                                       -------------------------

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                                                                        ZIP CODE

Check box if shares will be tendered by book-entry     Area Code and Tel. No.:
transfer: [ ]

                                                       Signature(s):
                                                                     -----------

                                                       -------------------------

                                                       -------------------------
Account Number:
                -------------
Dated:
      ----------------------, 2003



----------------------------------------- --------------------------------------
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

           The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the shares of Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares of Common Stock into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date hereof.

           The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Common Stock to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------- ----------------------------------
                                                           AUTHORIZED SIGNATURE

Address:                                       Name:
        -------------------------------------       ----------------------------
                                                                PLEASE PRINT

                                               Title:
---------------------------------------------        ---------------------------
                                     ZIP CODE

Area Code & Tel. No:                           Date:
                    ---------------------           ----------------------, 2003

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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